Exhibit 23.2



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-71061) of our report dated February 26, 1999, appearing on page a-18 of the Annual Report to Shareholders in the Appendix to the Illinois Power Company Information Statement which is incorporated in this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

March 26, 1999